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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                         -----------------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         -----------------------------


                                Date of Report
                      (Date of earliest event reported):
                                 May 20, 1997



                             Registrant; State of
 Commission               Incorporation; Address; and              IRS Employer
File Number                     Telephone Number                  Identification

  1-10944                    KU Energy Corporation                   61-1141273
                           (a Kentucky Corporation)
                              One Quality Street
                        Lexington, Kentucky 40507-1428
                                (606) 255-2100

   1-3464                  Kentucky Utilities Company                61-0247570
                     (a Kentucky and Virginia Corporation)
                              One Quality Street
                        Lexington, Kentucky 40507-1428
                                (606) 255-2100



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Item 5.  Other Events

Merger Agreement with LG&E Energy Corp.

     On May 20, 1997, KU Energy Corporation, a Kentucky corporation ("KU Energy"), and LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger of KU Energy and LG&E Energy as peer firms in a "merger-of-equals." Pursuant to the Merger Agreement, among other things, KU Energy will be merged with and into LG&E Energy, with LG&E Energy as the surviving corporation (the "Merger"). The Merger, which was unanimously approved by the Boards of Directors of KU Energy and LG&E Energy, is expected to close shortly after all of the conditions to consummation of the Merger, including the receipt of all applicable regulatory approvals, are met or waived.

     As a result of the Merger, LG&E Energy, which is the parent of Louisville Gas & Electric Company ("LG&E Utility"), will become the parent company of KU Energy's principal operating subsidiary, Kentucky Utilities Company ("Kentucky Utilities"). The operating utility subsidiaries (LG&E Utility and Kentucky Utilities) will remain separate companies and will continue to serve customers in Kentucky and Virginia under their present names. KU Energy and LG&E Energy expect more than $760 million in gross non-fuel savings over a ten-year period following the Merger. Costs to effect the Merger and to achieve these synergies are estimated to be $77 million. The preferred stock and debt securities of the operating utility subsidiaries will not be affected by the Merger. Present nonutility operations of LG&E Energy will be unaffected. The nonutility subsidiaries of KU Energy will become subsidiaries of LG&E Energy.

     Under the terms of the Merger Agreement, each outstanding share of the common stock, without par value, of KU Energy ("KU Energy Common Stock") (other than shares with respect to which dissenters' rights are perfected under applicable state law), together with the associated KU Energy stock purchase rights, will be converted into the right to receive 1.67 shares of common stock, without par value, of LG&E Energy ("LG&E Energy Common Stock"), together with the associated LG&E Energy stock purchase rights. A holder of KU Energy Common Stock who would otherwise have been entitled to a fractional share of LG&E Energy Common Stock will be entitled to receive a cash payment in lieu of such fractional share. The outstanding shares of LG&E Energy Common Stock will remain unchanged and outstanding. As of May 16, 1997, there were 37,817,878 shares of KU Energy Common Stock outstanding and 66,484,875 shares of LG&E Energy Common Stock outstanding. Based on such capitalization, upon consummation of the Merger, 51.3% of the outstanding LG&E Energy Common Stock will be owned by the shareholders of LG&E prior to the Merger and 48.7% will be owned by former KU Energy shareholders.

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     The Merger is subject to customary closing conditions, including, without limitation, the approval of the holders of a majority of the outstanding shares of each of the LG&E Energy Common Stock and the KU Energy Common Stock, the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including approvals of various regulators in Kentucky and Virginia under state utility laws, the approval of the Federal Energy Regulatory Commission under the Federal Power Act, the approval of the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, and the filing of requisite notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder. The Merger is also subject to the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization and assurances from the parties' independent accountants that the Merger will qualify as a pooling of interests for accounting purposes. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed with the Commission with respect to the LG&E Energy Common Stock to be issued in the Merger and the approval for listing of such shares on the New York Stock Exchange. It is anticipated that LG&E Energy, as parent of Kentucky Utilities and LG&E Utility, will continue to be an exempt holding company under the Public Utility Holding Company Act of 1935. Shareholder meetings to vote upon approval of the Merger will be convened as soon as practicable and are expected to be held later in 1997.

     The Merger Agreement contains certain covenants of the parties pending the closing. Generally, the parties must carry on their business only as specified in the Merger Agreement (subject to ordinary course exceptions, certain negotiated dollar baskets and certain previously budgeted amounts).

     The Merger Agreement provides that after the effectiveness of the Merger (the "Effective Time"), the principal executive offices of LG&E Energy will remain in Louisville, Kentucky. LG&E Utility will remain headquartered in Louisville. Kentucky Utilities will remain headquartered in Lexington, Kentucky and will maintain a substantial presence throughout its service territory in order to conduct its state-wide operations. At the Effective Time, LG&E Energy's Board of Directors will consist of a total of 15 directors, eight of whom will be designated by LG&E Energy and seven of whom will be designated by KU Energy. The Board of Directors will have the following four committees: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating and Governance Committee; and (iv) a Long Range Planning Committee. The Audit Committee will have 10 members, with five designated by LG&E Energy (one of whom would be the chairman) and five designated by KU Energy. The Compensation Committee will have seven members, with four designated by LG&E Energy (one of whom would be the chairman) and three designated by KU Energy. The Nominating and Governance Committee will have

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eight members, with four designated by LG&E Energy and four designated by KU
Energy (one of whom would be the chairman). The Long Range Planning Committee will have nine members, with five designated by LG&E Energy and four designated by KU Energy (one of whom would be the chairman). Upon completion of the Merger, Mr. Roger W. Hale will continue as Chairman and Chief Executive Officer of LG&E Energy and LG&E Utility and will become Chairman and Chief Executive Officer of Kentucky Utilities. Mr. Michael R. Whitley, the Chairman and Chief Executive Officer of KU Energy, will become Vice Chairman, President and Chief Operating Officer of LG&E Energy and Vice Chairman and Chief Operating Officer of each of Kentucky Utilities and LG&E Utility.

     The Merger Agreement may be terminated in certain circumstances, including:
(1) by mutual consent of the parties; (2) by either KU Energy or LG&E Energy, if the Merger has not been consummated before May 20, 1999 (plus an extension to November 20, 1999 if required to obtain necessary regulatory approvals); (3) by either KU Energy or LG&E Energy, if the stockholders of either KU Energy or LG&E Energy do not approve the transaction or if certain legal requirements prohibit the transaction; (4) by either KU Energy or LG&E Energy, if the other party's directors withdraw or adversely modify their recommendation of the Merger, fail to reaffirm such recommendation upon the other party's request, or approve an alternative transaction with a third party; (5) by either party if the other party has breached the Merger Agreement or if the other party's representations and warranties are inaccurate, and such breach or inaccuracy is reasonably likely to result in a material adverse effect and is not cured within 20 days after receipt of notice thereof; (6) by either KU Energy or LG&E Energy, if a third party acquires more than 50% of the other party's outstanding voting securities or if the other party's directors on the date hereof (together with new directors nominated by a majority of such party's directors) cease to constitute a majority of such party's directors then in office; or (7) by either KU Energy or LG&E Energy, upon five days' advance notice to the other party, if there is a competing third party offer and (i) the target directors receive written advice from outside counsel that, as a result of the competing proposal, the directors' fiduciary duties require reconsideration of the target party's commitment to consummate the transaction contemplated by the Merger Agreement,
(ii) the target directors determine in good faith that their fiduciary duties require acceptance of the competing proposal, and (iii) the target party is unable, prior to termination, to negotiate adjustments to the Merger Agreement enabling the Merger to proceed.

     The Merger Agreement provides that if a breach or inaccuracy described in clause (5) above occurs and if such breach or inaccuracy is not willful, the non-breaching party is entitled to reimbursement of its out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional

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advisors arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement) not to exceed $10 million. In the event of a willful breach, the non-breaching party will be entitled to reimbursement of its actual out-of-pocket expenses (which will not be subject to the $10 million limit) and any remedies it may have at law or in equity; provided, further, that if, at the time of the breaching party's willful breach, there shall have been a third party tender offer or business combination proposal which shall not have been rejected by the breaching party and withdrawn by the bidder, and within two and one-half years following termination, the breaching party or an affiliate thereof becomes a subsidiary of the bidder or a subsidiary of an affiliate of such bidder or accepts a written offer to consummate or consummates a business combination with such bidder or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such business combination, is required to pay to the non-breaching party an additional fee equal to $50 million.

     If the Merger Agreement is terminated by either KU Energy or LG&E Energy due to (i) the scenarios described in clauses (4) or (7) above, (ii) the failure of either party to comply with certain covenants requiring it to call a meeting of stockholders and recommend the Merger for approval, or (iii) the failure of either party's stockholders to approve the Merger (provided the other party's stockholders shall not have also failed to approve the Merger), and if at the time of such event there is a pending third party offer or proposal that is not rejected by the target directors and not withdrawn by the bidder, and if the third party offer or proposal is ultimately signed or consummated within two and one-half years and the target party or an affiliate thereof becomes a subsidiary of the bidder or a subsidiary of an affiliate of such bidder, or accepts a written offer to consummate or consummates a business combination with such bidder or an affiliate thereof, then the target party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such target party becoming such a subsidiary or of such business combination, is required to pay to the other party an additional fee equal to $50 million in cash plus out-of-pocket fees and expenses incurred by the other party.

     Simultaneously with the execution and delivery of the Merger Agreement, KU Energy and LG&E Energy also entered into reciprocal stock option agreements (the "Stock Option Agreements"). Pursuant to the Stock Option Agreements, KU Energy and LG&E Energy each grant to the other an irrevocable option to purchase up to 19.9% of the granting company's outstanding common stock,

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at an exercise price per share equal to (i) in the case of LG&E Energy Common
Stock, the average of the daily closing sales price per share of the LG&E Energy Common Stock on the New York Stock Exchange during the ten-day period ending May 12, 1997 or (ii) in the case of KU Energy Common Stock, the price per share determined as described in clause (i) above multiplied by an exchange ratio of
1.67. The option becomes exercisable if the Merger Agreement becomes terminable by either KU Energy or LG&E Energy in circumstances that could entitle such party to receive termination fees, generally as a result of the other party becoming the subject of a third party tender offer or business combination proposal.

     If its option becomes exercisable, either KU Energy or LG&E Energy may request the other party to repurchase all or part of its option at a price per share equal to the spread between the exercise price and the highest average trading price or the offered price in any business combination proposal. The aggregate amount of any termination fees and transaction expenses payable, plus any amounts payable as a result of the required repurchase of options, is limited to a maximum amount of $70 million.

     In connection with the Merger, KU Energy has amended the terms of the Rights Agreement, dated as of January 27, 1997 (the "KU Energy Rights Agreement"), between KU Energy and Illinois Stock Transfer Company, as rights agent, so that the execution, delivery and performance of the Merger Agreement and the Stock Option Agreements will not (1) cause any "Rights" (as defined in the KU Energy Rights Agreement) to become exercisable, (2) cause KU Energy or any of its affiliates to become an "Acquiring Person" (as defined in the KU Energy Rights Agreement) or (3) give rise to a "Distribution Date" or "Triggering Event" (as each such term is defined in the KU Energy Rights Agreement). Similarly, LG&E Energy has amended the terms of the Rights Agreement, dated as of December 19, 1990, as amended (the "LG&E Energy Rights Agreement") between LG&E Energy and LG&E Utility, as rights agent, so that the execution, delivery and performance of the Merger Agreement and the Stock Option Agreements will not (a) cause any "Rights" (as defined in the LG&E Energy Rights Agreement) to become exercisable, (b) cause KU Energy or any of its affiliates to become an "Acquiring Person" (as defined in the LG&E Energy Rights Agreement) or (c) give rise to a "Distribution Date" or "Triggering Event" (as each such term is defined in the LG&E Energy Rights Agreement). The KU Energy Rights Agreement and the amendment thereto are more fully described in KU Energy's Registration Statement on Form 8-A/A, filed with the Commission on May 21, 1997.

     The joint press release of KU Energy and LG&E Energy issued in connection with the Merger is attached as an exhibit hereto.

    This Current Report on Form 8-K and the joint press release filed herewith include forward-looking statements within the

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meaning of the Private Securities Litigation Reform Act of 1995. All statements herein and therein which are not based on historical facts are forward looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Such forward looking statements include those relating to: the relative market position of the combined company in the electric utility industry following the Merger; the impact of the Merger on earnings; the expected savings to be achieved as a result of synergies resulting from the Merger; the costs to effect the Merger and to achieve the synergies; the expectations regarding the success of the combined enterprise; and the expected dividend level of LG&E Energy following the Merger. All forward looking statements are based on management's belief, judgment and analysis as well as assumptions made by, and information available to, management at the date of such statement. Factors that could cause actual results to differ materially from those contemplated by the forward looking statements include the pace and nature of increased competition and deregulation in the electric and gas utility industry; state and federal regulatory and legislative initiatives that increase competition, threaten cost and investment recovery and impact rate structures; regulatory delays in approving the Merger; adverse regulatory treatment of Merger-related synergies including requirements for rate reductions or allocation to customers of Merger savings in excess of what management has anticipated; the ability of KU Energy and LG&E Energy to implement and to realize anticipated Merger synergies; the actual costs required to effect the Merger and to realize Merger synergies; electric and gas load growth; abnormal weather conditions; availability and cost of fuel and generating capacity and natural gas supply; changes in the prices of electricity, gas and other energy commodities; the economic climate and growth in the service territories of Kentucky Utilities and LG&E Utility following the Merger; and inflationary trends and interest rates.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits


     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibit.

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     The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.




Exhibit No.              Title
-----------              -----

   99.1         Joint Press Release, dated
                May 21, 1997, of KU Energy
                and LG&E Energy


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KU ENERGY CORPORATION


                                     By:  /s/     Michael D. Robinson
                                          -----------------------------
                                          Name:   Michael D. Robinson
                                          Title:  Controller


                                     KENTUCKY UTILITIES COMPANY

                                     By:  /s/     Michael D. Robinson
                                          -----------------------------
                                          Name:   Michael D. Robinson
                                          Title:  Controller

Dated:  May 21, 1997

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                                 EXHIBIT INDEX

                             KU Energy Corporation

                          Kentucky Utilities Company

                          Current Report on Form 8-K
                              Dated May 21, 1997


                                                Sequential
Exhibit No.              Title                  Page No.
-----------              -----                  ----------

   99.1         Joint Press Release, dated          ___
                May 21, 1997, of KU Energy
                and LG&E Energy

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